EXHIBIT 4.2


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                                    DQE, INC.


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                              OFFICER'S CERTIFICATE


                      (Under Section 301 of the Indenture,
                           dated as of ______ , _____)


                  Establishing Series of Securities Designated



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                                    DQE, INC.

                              OFFICER'S CERTIFICATE

                      (Under Section 301 of the Indenture,
                           dated as of ______ , ____)


         I, __________, the ___________ of DQE, Inc. (the "Company"), in
accordance with Section 301 of the Indenture, dated as of __________(the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to _____________, trustee (the "Trustee"), do hereby establish a series of Securities having the terms and characteristics set forth in this Officer's Certificate.

                                     PART I

         Set forth below in this Part I are the terms and characteristics of the series of Securities established hereby referred to in clauses (a) through (t) in the second paragraph of Section 301 of the Indenture (the lettered clauses set forth herein corresponding to such clauses in said Section 301).

         (a) the title of the Securities of such series, being Series No. __ under the Indenture, shall be "__________" (the Securities of such series, for purposes of this Officer's Certificate, being sometimes hereinafter called the "Bonds");

         (b) the aggregate principal amount of Bonds which may be authenticated and delivered under the Indenture shall not be limited;

         (c) interest on the Bonds shall be payable to the Person or Persons in whose names the Bonds are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the forms of Bond attached hereto and hereby authorized and approved;

         (d) the principal of the Bonds shall be payable on ______________;

         (e) the Bonds shall bear interest at the rate of ________ percent (___%) per annum; interest on the Bonds shall accrue from ________ or the most recent date to which interest has been paid or duly provided for; interest on any Bonds shall be payable on ________ and _______ of each year (each an "Interest Payment Date"), commencing ______; and the Regular Record Date with respect to each Interest Payment Date shall be the close of business on the _____ or ______, as the case may be, immediately preceding such Interest Payment Date whether or not such day is a business day.

         (f) the corporate trust office of _____________ shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Bonds at Maturity shall be payable upon presentment, interest prior to Maturity to be paid as specified in the forms of Bond attached hereto, (ii) registration of transfer of the Bonds may be effected, (iii) exchanges of Bonds may be effected and (iv) notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served; and ____________, shall be the Security Registrar and a Paying Agent for the Bonds; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such place or the Security Registrar or such Paying Agent; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal corporate office in Pittsburgh, Pennsylvania as any such place or itself as the Security Registrar;


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         (g) The Bonds shall have such redemption provisions as are determined at the time of issuance;

         (h) inapplicable;

         (i) the Bonds shall be issued in denominations of $_____ and any integral multiple thereof;

         (j) inapplicable;

         (k) inapplicable;

         (l) inapplicable;

         (m) inapplicable;

         (n) inapplicable;

         (o) inapplicable;

         (p) inapplicable;

         (q) the Bonds are initially to be issued in global form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depositary"). Such Bonds shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

         (i) such Bonds may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

        (ii) such Bonds may be exchanged for definitive Bonds registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

               (A) The Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Bonds and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Bonds; or

               (B) the Company shall have delivered to the Trustee a Company Order to the effect that such Bonds shall be so exchangeable on and after a date specified therein;

it being understood that any such registration of transfer or exchange shall be effected in accordance with Section 305 of the Indenture;

         (r) inapplicable;

         (s) no service charge shall be made for the registration of transfer or exchange of the Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange; and


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         (t) Section 113 of the Indenture shall apply to the Bonds.

                                    PART II

         Set forth below in this Part II are additional terms of the Bonds, as contemplated by clause (u) of the second paragraph of Section 301 of the Indenture.

         (a) the Bonds shall have such further terms as are set forth in the form of bond attached hereto as Exhibit A;

         [any additional terms of the securities will be added where appropriate]


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         IN WITNESS WHEREOF, I have executed this Officer's Certificate this
__th day of ______, 20__.


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                                         Name:
                                         Title:


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